UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2005 (June 15, 2005)

NASHUA CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	1-05492	02-0170100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Trafalgar Square, Suite 201
Nashua, New Hampshire 03063
(Address of principal executive offices and zip code)

(603) 880-2323
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURE

Item 8.01 Other Events

     As previously disclosed in the periodic reports filed by Nashua Corporation (the “Company”) with the Securities and Exchange Commission, in December 1999, the Internal Revenue Service (the “IRS”) completed an examination of the Company’s federal corporate income tax returns for the years 1995 through 1997 and issued a Notice of Proposed Adjustment which assessed additional taxes of $5.2 million, excluding interest. The assessment represented a total of $14.0 million of adjustments to taxable income for the years under review. The proposed adjustments related to the deductibility of restructuring and other reserves applicable to continuing and discontinued operations as well as the utilization of foreign net operating losses primarily associated with discontinued operations. The Company disagreed with the position taken by the IRS and filed a formal protest of the proposed adjustments on April 6, 2000. In addition, in October 2003, the IRS completed an examination of the Company’s federal corporate income tax returns for the years 1998 through 2000 and issued a Notice of Proposed Adjustment, which assessed additional taxes of $30,021 excluding interest. Although the amount assessed was immaterial, the Company filed a protest of the proposed adjustment as certain adjustments proposed by the IRS for the years 1995 through 1997 could have impacted the tax liability for the period 1998 through 2000.

     On January 26, 2005, the Company executed a proposed settlement with the Appeals Office of the United States Internal Revenue Service (the “IRS Appeals Office”) relating to the Company’s federal corporate income tax liability for the years 1985, 1987 and 1995 through 2000. This settlement agreement with the IRS Appeals Office determined the Company’s tax liability for the years 1985, 1987 and 1995 through 2000 and resulted in a tax due of approximately $1.2 million. On May 17, 2005, the Company executed an amended settlement agreement with the IRS Appeals Office to reflect computational corrections by the IRS Appeals Office. The amended settlement agreement resulted in tax due of approximately $1.9 million plus interest payments of approximately $2 million. The settlement agreement, as amended, was subject to review by the Joint Committee on Taxation of the United States Congress.

     On June 15, 2005, the Company received a letter from the IRS Appeals Office indicating that the Joint Committee on Taxation has taken no exception to the conclusions reached by the IRS Appeals Office in the proposed amended settlement of the Company’s federal corporate income tax liability for the years 1985, 1987 and 1995 through 2000. Accordingly, the amended settlement agreement with the IRS Appeals Office is now final. Based upon the difference between this tax settlement and amounts previously estimated and accrued for, the Company expects to reflect a benefit in its statements of operations in the second quarter of 2005 in the range of $1.2 to $1.5 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASHUA CORPORATION

Date: June 21, 2005	By	/s/ John L. Patenaude

John L. Patenaude
Vice President-Finance, Chief Financial Officer and Treasurer

 2